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STATE OF TEXAS      )                            BROWNSVILLE NAVIGATION DISTRICT
                                                 CONTRACT NO. 2790
COUNTY OF CAMERON   )

      THIS CONTRACT between the BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, a navigation district organized, created and existing under and by virtue of the laws of the State of Texas, with its domicile in Brownsville, Cameron County, Texas, hereinafter styled District, and STATIA TERMINALS SOUTHWEST, INC. hereinafter styled Lessee;

                              W I T N E S S E T H:

      The said BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, does by these presents lease and demise unto the said STATIA TERMINALS SOUTHWEST, INC. the property described on Exhibit A, attached hereto and made a part hereof for all purposes, for a term of five (5) years, commencing the 1st day of April, 1993, for and upon the following terms and conditions:

                                        I

      As a consideration for this lease and as rental for said leased premises, the Lessee agrees to pay a rental of TWO HUNDRED FORTY THREE THOUSAND SIX HUNDRED NINETY AND 00/100 ($243,690.00) DOLLARS, payable in advance in monthly installments of $20,307.50. The first installment of TWENTY THOUSAND THREE HUNDRED SEVEN AND 50/100 (20,307.50) shall be due on April 1, 1993 and a similar installment shall be due on the first day of each month thereafter.

      All rentals shall be paid not later than Ten (10) days from the date when due; they shall thereafter bear interest at the rate of fifteen percent (15%) per annum from the date due until paid. In the event such fifteen percent (15%) rate at any time shall be illegal or usurious under applicable law, it shall be automatically reduced to the highest lawful rate.


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                                       II

      Lessee shall have and is hereby granted the option during the term of this lease, provided this lease is then in full force and effect, and provided further that Lessee is not in default under any of the provisions of this lease, of extending and renewing this lease for one (1) additional five (5) year term, upon the same terms and conditions and for the same rental, subject to revaluation as below provided; the exercise of said option to be by written notice to the District on or before ninety (90) days prior to the expiration of the then effective term of this lease.

      The rental during such option term shall be payable in equal monthly installments.


                                      III.

      At the expiration of the primary term, the land hereby leased, or District's percentage of value, shall be subject to change or revaluation at the option of either party hereto, for the purpose of determining the ground rental payable hereunder in the manner following:

      At least ninety (90) days prior to the expiration of the primary term above described, the party desiring a revaluation shall give notice thereof to the other party hereto, and the parties shall thereupon make a bona fide effort to agree upon the then fair market value of the land demised hereby, or a fair percentage of existing value, exclusive of any of Lessee's improvements thereon. If the parties are unable to agree upon said value or such percentage, then at least sixty (60) days prior to the expiration of such period, a board of appraisers shall be appointed consisting of one (1) member appointed by each of the parties hereto and a third member appointed by the two (2) first appointed. The board of appraisers shall thereupon and at least thirty (30) days prior to the expiration of such period, determine the then fair market value of the land demised hereby (exclusive of any of Lessee's improvements thereon) or a fair


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percentage of existing value, and the valuation or percentage thus fixed by said board shall be conclusive to the parties hereto. The party requesting the revaluation shall pay the expense thereof.

      Anything herein to the contrary notwithstanding, in no event shall the increase implemented as a result of any revaluation in accordance with the foregoing be in excess of the net change in the Consumer Price. Index for such period then ending, and if such revaluation would result in a change in excess of the change in the Consumer Price Index, the rental shall only be changed by the percentage by which the Consumer Price Index rose or fell during such five-year period. The Consumer Price Index as used herein shall mean the average for "all items" shown in the "U.S. City Average for Urban Wage Earners and Clerical Workers" as promulgated by the Bureau of Labor Statistics of the United States Department of Labor.

                                       IV

      It is an express condition of this agreement and lease that the property hereby leased is to be used by the Lessee for a petroleum storage terminal and bunkering facility, including the blending of crude oil, the operation of an ammonia plant, petro-chemical products, and all other closely related activities, and that the right, privilege and lease herein granted may be terminated, revoked or forfeited without judicial ascertainment by the District any time Lessee discontinues the use of such premises for the purpose named or uses such premises for any other purpose, provided that in the case of nonuse such default of said Lessee shall exist for a period of 90 days at any time after commencement of the operation of said described business.

                                        V


      All construction of improvements and facilities of the Lessee on the leased tracts of land shall comply with the Southern Building Code and be subject to the approval of the


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District prior to the beginning of construction, and shall conform with the requirements of the National Board of Fire Underwriters for such occupancy and facilities. The Lessee shall construct, maintain and operate such facilities and conduct its operations on the leased property in such manner as not to conflict with the regulations of any federal, state or municipal authority having jurisdiction thereof, nor with the rules and regulations prescribed by said District in the official Tariff of the Port of Brownsville. Any and all private fire protection which may be installed by the Lessee shall conform in all respects to the standards of the private fire protection facilities installed and maintained by the District. Said approval by the District of construction of improvements and facilities will not be unreasonably withheld. It shall be deemed to be unreasonable under the terms of this lease for the District to withhold such approval if (i) the improvements to be constructed by the Lessee are appropriate for any of the uses permitted under the terms of Paragraph IV of this lease, and (ii) such improvements comply with the Southern Building Code, the requirements of the National Board of Fire Underwriters for such facilities, and the regulations of any federal, state or municipal authority having jurisdiction thereof.

                                       VI.

      The Lessee shall have, and is hereby given, the right to erect and install electric lights, power, water, gas lines and waste lines over, under, upon and across the lands belonging to the District, incidental to the rights and privileges herein given, and shall have the further right to connect said lines to the main lines owned and maintained by said District; provided and except, however, that the rights in this paragraph defined shall be, and the same are, specifically made subject to the following conditions and restrictions:


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      1. The location and construction by the Lessee of all or any of said lines shall be subject to the approval of the District, and after the same are installed, no change shall be made without the written consent of said District.

      2. The District may at any time require a change in location of any wires, poles, water or gas mains, or pipelines, accessories or other facilities laid on or across said land or facilities of the District when it is deemed by the District necessary that the same be changed, by giving the Lessee sixty (60) days' written notice of such requirements, and such changes so made shall be at the cost and expense of the Lessee; provided that such right shall not be exercised arbitrarily by the District, but only when such action is made necessary for improvements then on said property or the construction thereof being immediately contemplated, and provided that where any changes are required to be made under this provision, the District shall furnish the Lessee with a new location therefor.

      3. The Lessee agrees to pay the District for all water used and all standby charges, at rates customarily charged to other industries on the District's property.

      4. Connection to the District's water main must be of standard installation, installed to the satisfaction of the District, and with a meter of adequate size properly operating and equipped with a check valve; said meter to be furnished by District at the District's standard charge and to be installed immediately at the point of connection with the District's main.

      5. All electrical and power line connections, extensions and installations are to be made in accordance with the rules and regulations of the National Electrical Code.

      6. Lessee agrees to pay to District as an When they accrue, wharfage, port, harbor and other charges for the use of its facilities at the rates published in the District's then effective official Port Tariff containing authorized rates, rules and regulations governing the Brownsville Ship Channel and its


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publicly owned wharves, piers and docks, as well as all other lawful charges incurred to District by reason of Lessee's operations on the demised premises.

      7. In the event that Lessee stores more than 5,000 gallons of petroleum hydrocarbon Lessee agrees to install groundwater monitoring wells prior to receiving such liquid hydrocarbon products.

      A minimum of four (4) monitoring wells shall be installed on the perimeter of the facility and shall be placed at an approximate equal distance from each other. Wells shall be constructed to comply with current USEPA standards for monitoring wells.

      The wells shall be fully developed upon installation. The groundwater shall be monitored when they are developed and once a year thereafter. Parameters analyzed shall include TPH (Total Petroleum Hydrocarbons) for all facilities, and BTEX (Benzene, Toluene, Ethylbenzene, and Xylene) for all facilities handling crude oil and light distillates. Facilities handling Hazardous Materials, as defined by USDOT regulations in 49 CFR 100-199 (subpart
C) shall also install groundwater monitoring wells as described above, and shall monitor for all chemicals stored in tanks with a capacity in excess of 500 gallons.

                                      VII.


      If any of the rent or other sums of money to be paid by Lessee shall not be paid as and when the same become due and payable, or if Lessee shall default in the performance of any of the other agreements, covenants or terms herein contained, or if Lessee shall abandon the premises as described in Paragraph Iv, or if a petition or answer for reorganization of Lessee or the then owner of Lessee's interest hereunder shall be filed, or if Lessee or the then owner of Lessee's interest hereunder shall make a general assignment for the benefit of creditors, or shall take any benefit under any insolvency or bankruptcy act, or have a receiver or trustee or other fiduciary appointed for its


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property, or if Lessee's leasehold interest shall be taken on execution or other process of law, or if this lease or the estate of Lessee hereunder shall be transferred or passed to or devolve upon any other person, firm, association or corporation, except in the manner provided hereunder, then, and in any of said events, District shall have the right to terminate and end this lease and the term hereby granted, as well as the right, title and interest of Lessee hereunder; provided, however, that the District shall first give Lessee thirty
(30) days' notice in writing of such default, specifying in particularity the nature of the default, and shall give Lessee the opportunity to cure the same within such thirty-day period. If Lessee should fail to cure such default within such thirty-day period, District may terminate this lease; and it is agreed that, upon the expiration of the term fixed in such notice, if the nonpayment, default or other cause of termination specified in such notice shall not have been made good or removed, this lease and the term hereby granted and created, as well as all of the right, title and interest of Lessee hereunder, shall, at the option of the District, wholly cease and expire in the same manner and with the same force and effect as if the expiration of time in such notice were the end of the term herein originally demised; and the District may immediately, or at any time thereafter, and without further notice or demand, enter into and upon said premises, or any part thereof, in the name of the whole, and repossess the same as of its first and former estate and expel the Lessee and those claiming under it, and remove its effects (forcibly, if necessary) without being taken or deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenants, and that, notwithstanding the termination of this lease and possession regained by District, it will indemnify District against all loss of rent which may accrue to it by


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reason of such termination during the remainder of the term aforesaid. This section supercedes anything to the contrary contained in Section 93.002 of the Texas Property Code.

      In the event District does not exercise the right hereinabove given it, it may accept rent from the receiver, trustee or other officer in possession thereof for the term of such occupancy without impairing or affecting in any way the right of District against Lessee hereunder. Any neglect or failure to enforce the right of forfeiture of this lease or re-entry upon breach of any of the conditions, covenants, terms and/or agreements herein contained, shall not be deemed a waiver of such right upon any subsequent breach of any such or any other condition, covenant, term and/or agreement herein contained.

      It is understood and agreed that no part of the time of the discontinuance or cessation in operations referred to in said Paragraph IV of this agreement which is caused by the interference of military authorities, strikes, floods, fires, navigation hazards, embargoes or limitations on productions instituted by state, national or local authorities, or any other act not within the control of either party hereto, shall be counted in said ninety-day period mentioned in said Paragraph IV.

                                      VIII.

      The Lessee shall comply with all the conditions and covenants of this lease and, in the event of the breach of such conditions or covenants and after the revocation or forfeiture of this lease by the District, as in Paragraph VII provided, all improvements owned by Lessee and placed upon the leased premises shall be considered as part of the real estate and shall become the property of the District. But in the event Lessee complies with all the conditions and covenants of this lease, upon the expiration of this lease, Lessee shall have the right for a period of ninety (90) days from the date of said expiration, and not thereafter, to remove all of its improvements of every kind and character, except all water mains, gas mains, railroad


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tracks, power lines, wharves or bulkheads, which are hereby agreed shall become the property of the District upon said expiration, cancellation or forfeiture, from the leased premises; provided, however, that the leased premises shall be restored to their present condition after the removal of said improvements, all excavations filled, and all refuse of every kind and character removed from said premises. Until such removal and restoration is completed, Lessee is to pay on a monthly basis for each month, or a part of a month, a sum equal to one (1) month's rental at the rate in effect at the time of termination of the lease.

                                       IX.

      In the construction of its improvements on the leased premises and in its operation and maintenance of said improvements and its conduct of its business thereon, Lessee agrees and hereby obligates itself to conform to and be bound by the following:

      1. No building or other similar improvements shall be constructed within twenty (20) feet from all road right-of-way lines, nor within ten (10) feet from all other property lines.


      All septic systems installed on said leased premises shall be subject to the approval of the District's Engineer and the County Health Officer of Cameron County, Texas.

      2. In no event shall any noxious, polluted, odorous or otherwise harmful substance be discharged into District's Ship Channel.

      3. Lessee is to secure any necessary permits from federal, state or local agencies that may be required in connection with its construction or its operation.

      4. Lessee shall comply with all rules, regulations, and ordinances of the Port of Brownsville as set out in the Port of Brownsville Tariff as the same may be amended from time to time.


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      5. Lessee agrees to maintain. and return the leased premises in a clean and well maintained condition as defined in District Tariff 5, Item 175. All fences will be kept in good repair1 grass mowed, and all scrap metal, trash or other litter removed.

      6. Lessee agrees to return the leased premises in the same condition as Lessee received it, ordinary wear and tear excepted.

                                        X

      Lessee may not assign this lease or sublet any of the leasable space without the written consent of District, which consent will not be unreasonably withheld. Further, Lessee may not assign this lease or sublet the leased premises for any use other than as stated in Paragraph IV of this lease.

                                       XI

      The Lessee agrees to pay all taxes and assessments legally levied and assessed against its leasehold interest and improvements on said property during the term of this lease and any extension thereof before such taxes and assessments become delinquent; unless Lessee, by legal proceedings, contests the legality of same, in which event such taxes and assessments shall be promptly paid upon the judicial determination thereof.

                                      XII.

      The Lessee further covenants and agrees to keep sidewalks1 roads and passageways, if any, on, over or across said leased premises in good repair, and to indemnify and further hold harmless District against any and all claims, damages, liabilities, costs (including reasonable engineering and/or attorneys fees) arising out of, in connection with, or incident to any act or omission or condition (including the negligence of the District or its agents or employees) in connection with the ownership, operation, maintenance or repairs of the premises covered by the Lease including any additions to or extensions of the same.


                                     Page 10

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      Lessee shall keep in full force and effect Bodily Injury Liability and
Property Damage Liability Insurance covering its operations to be carried out upon or in connection with this lease. The policy or policies shall name District as additional insured and contain a clause that the insurance will not be canceled or changed without giving the District thirty (30) days' prior written notice. Certificates of insurance shall be furnished to the District. The limits of liability and other insurance particulars required will be available at the District's administrative office.

                                      XIII.

      The District reserves the right to have rights-of-way and easements on, over and across said tract of land for underground water lines, pipelines, power lines, telephone and telegraph lines, necessary or proper for the purposes of developing and serving lands adjacent to the tract herein described and leased by the Lessee; said rights-of-way and easements, however, to be so located and said water lines, pipelines, power line5, telephone and telegraph lines so constructed and maintained as not to impair or interfere with any of the existing or anticipated improvements on said tract leased by the Lessee, or with the maintenance or operation thereof.

                                      XIV.

      In addition to the District's statutory lien, District shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Lessee, and to secure payment of any damages or loss which District may suffer by reason of the breach by Lessee of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Lessee currently or which may hereafter be situated on the premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of District until all arrearages in rent, as


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well as any and all other sums of money then due to District hereunder, shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Lessee. Upon the occurrence of an event of default by Lessee, District may, in addition to any other remedies provided herein, after giving thirty (30) days' notice of the intent to take possession and giving an opportunity for a hearing thereon, enter upon the premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Lessee situated on the premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Lessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the District or its assigns may purchase unless otherwise prohibited by law.

      Unless otherwise provided by law, and without intending to exclude any other manner of giving Lessee reasonable notice, the requirement of reasonable notice shall be met if such notice is. given at least ten (10) days before the actual time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking possession, holding and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this section. All surplus shall be paid to Lessee or as otherwise required by law; and the Lessee shall pay any deficiencies forthwith. Upon request by District, Lessee agrees to execute and deliver to District a financing statement in form sufficient to perfect the security interest of District in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for rent is not hereby waived, the security interest herein granted being


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in addition and supplementary thereto. Anything to the contrary notwithstanding, said security interest shall be subject and subordinate to a security interest granted by the Lessee to a third party in and to any property owned by Lessee and located upon the leased premises ("Lessee's Property"), to the extent such security interest was granted for the purpose of securing payment (i) to the seller for the purchase price, or (ii) to a lender advancing funds for such purchase price or any portion of such purchase price or for the constructi6n of improvements upon the leased premises by Lessee and District agrees to execute subordination agreements subordinating its security interest granted by Lessee for such purposes.

                                       XV.

      All notices required hereunder shall be deemed to have been served if hand delivered or sent by registered or certified mail, to District at the address below or to Lessee at the leased premises or at the address below:

TO DISTRICT:                                   TO LESSEE:
---------------                                   ----------
BROWNSVILLE NAVIGATION DISTRICT                 STATIA TERMINALS SOUTHWEST, Inc.
  OF CAMERON COUNTY, TEXAS                      TWO DATRAN CENTER
POST OFFICE BOX 3070                            9130 5. DADELAND BLVD.,
BROWNSVILLE, TEXAS  78520-3070                  SUITE 1508
                                                MIAMI, FL   33156

                                      XVI.

      District does expressly represent and warrant that it is the sole owner of the premises, that it has the full right, power and authority to make this lease, and that no other person needs to join in the execution thereof in order for the lease to be binding upon all parties having an interest in the leased premises.

                                      XVII.

      District reserves the right, on 90 days notice, to move Lessee at District's expense to another location on District's lands fully suitable for Lessee's purposes.


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                                     XVIII.

      Neither Lessee nor anyone claiming by, through or under Lessee shall have the right to file or place any mechanic's lien of any kind or character whatsoever on the premises, or on any of the buildings or improvements thereon, and notice is hereby given that no contractor, subcontractor, or anyone else who may furnish any material, service or labor for any buildings or improvements, alterations or repairs at any time shall be or become entitled to any lien thereon whatsoever. For the further security of District, Lessee shall give actual notice of this restriction in advance to any and all contractors, subcontractors or other persons, firms or corporations that may furnish any such material, service or labor.

                                      XIX.

      In the event Lessee or District breaches any of the terms of this agreement, whereupon the District employs attorneys to protect or enforce its right hereunder, or in the event Lessee ui District files a petition in bankruptcy and Lessee or District employs attorneys to protect its rights, then the party which breaches or files a petition in bankruptcy agrees to pay the other party reasonable attorneys' fees.

                                       XX.

      Lessee agrees to comply with all provisions of the official Tariff of the Port of Brownsville as it now exists or hereafter may be amended. In the event of a conflict between the provisions of this lease and the provisions of such Tariff, the provisions of the Tariff shall control.

                                      XXI.

      As used in this article, the term "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials or wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. 172.101) or by the Environmental Protection Agency as hazardous substances (40



                                    Page 14

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C.F.R. Part 302) and amendments thereto, or substances, materials and wastes which are or become regulated under any applicable local, state or federal law, rule, or regulation, including, without limitation, any material, waste or substance which is: (i) petroleum; (ii) asbestos; (iii) polychlorinated biphenyls; (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 251, et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 12 U.S.C. Section 6901, et seq., (42 U.S.C. 6903); or (vi) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601, et seq. (42 U.S.C. 9601).

      Lessee covenants and agrees from the date hereof and as long as the provisions of this lease shall remain in effect to remove from the Premises, if and as required by law, any Hazardous Materials placed in or on the Premises by Lessee, its agents, its employees or its independent contractors, and to comply in all respects with all federal, state and local governmental laws aid regulations governing such removal. Lessee promises to give notice to District of any claim, action, administrative proceeding (including, without limitation, informal proceedings), or other demand by any governmental agency or other third party involving the existence of Hazardous Materials on the Premise and copies of any notice of any releases of Hazardous Materials given by Lessee pursuant to any law, rule or regulation, and any report of and response to any such incident.

      Lessee agrees to indemnify, pay and protect, defend and save District harmless from and against any and all claims (including without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including


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sums paid in settlement of claims), interest, or losses including reasonable attorneys' and paralegals' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature (collectively, the "Costs") that arise directly or indirectly from or in connection with the release or suspected release by Lessee or its agents, its employees or its independent contractors of any Hazardous Materials in or into the air, soil, ground water, or surface water at, on, about, under, or within the Premises, or any portion thereof, or elsewhere in connection with Lessee's operations on or in connection with the Premises. The indemnification provided in this lease shall specifically apply to and include claims or actions brought by or on behalf of employees of Lessee. In the event District shall suffer or incur any such costs, Lessee shall pay to District the total of all such costs suffered or incurred by District upon demand therefor by District. Without limiting the generality of the foregoinq, the indemnification provided in this lease shall specifically cover costs, including capital, operating and maintenance costs, incurred in connection with any investigation or monitoring 01: site conditions, any cleanup, containment, remedial, removal, or restoration work require or performed by any federal, state or local government agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release, or suspected release of any Hazardous Material in or into the air, soil, ground water, or surface water at, on, about, under, or within the Premises or any portion thereof, or. elsewhere in connection with Lessee's operations on or in connection with the Premises and any claims of third parties for loss or damage due to such hazardous materials.

      In the event Lessee is required to conduct or perform any investigation or monitoring of site conditions for any cleanup, containment, restoration, removal or other remedial work

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(collectively the "Remedial Work") under any applicable federal, state or local law or regulation, by any judicial order or by any governmental entity, or in order to comply with any agreements affecting the Premises because of or in connection with any occurrence or event described in this lease, Lessee shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order or agreement; provided that Lessee may withhold such compliance pursuant to a good faith dispute regarding the application, interpretation, or validity of the law, regulation, order or agreement, subject to the requirement of the following paragraph. All remedial work shall be performed by one or more contractors selected by Lessee and approved in advance in writing by District, and under the supervision of consulting engineer selected by Lessee and approved in advance iii writing by District. All costs and expenses of such Remedial Work shall be paid by Lessee, including, without limitation, the charges of such contractors and/or the consulting engineer, District's reasonable attorneys and paralegals' fees and costs incurred in connection with monitoring or review of such Remedial Work. If Lessee shall fail to timely commence or cause to be commenced, or fail to diligently prosecute to completion such Remedial Work, District may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof or incurred in connection therewith shall be Costs within the meaning of this lease. All such Costs shall be due and payable upon demand therefor by District.

      Lessee shall be permitted to contest or cause to be contested, subject to compliance with the requirements of this paragraph, by appropriate action any Remedial Work requirement, and District shall not perform such requirement on its behalf, so long as Lessee has given District written notice that Lessee is contesting or shall contest or cause to be contested the application, interpretation, or validity of the governmental regulation, order or agreement pertaining to the Remedial Work by

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appropriate proceedings conducted in good faith with due diligence; provided that such contests shall not subject District or any assignees of District's interest in the Premises to civil liability and does not jeopardize any such parties' interest in the Premises. Lessee shall give such security or assurances as may be reasonably required by District to insure compliance with the legal requirements pertaining to the Remedial Work (arid payment of all Costs in connection therewith) and to prevent any sale, forfeiture, or loss by reason of such nonpayment or noncompliance.

      This article shall be binding upon, inure to the benefit of, and be enforceable by District and Lessee, and their respective heirs, legal representatives, successors and assigns, including, without limitation, any assignee or purchaser of all or any portion of the District's interest in the Premises. If any term of this article or any application thereof shall be invalid illegal, or unenforceable, the remainder of this article and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. The provisions of this article shall survive the termination or expiration of this lease.

                                      XXII.

      This lease is in lieu of BND Lease Contracts No. 2479, 2539, 2582, 2583, 2600, 2631, 2635, 2711 and 2739 and the parties agree that upon the execution of this contract all of such Lease Contracts are terminated.

                                     XXIII.

      This instrument contains the entire Agreement between the parties hereto, and neither party shall be bound by any representation or agreement, oral or written, made by either party or any of their agents, representatives or employees, not set forth herein.

      IN TESTIMONY WHEREOF said BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, and said STATIA TERMINALS SOUTHWEST, INC., have each caused these presents to be executed by its proper officers thereunto duly authorized on this 17th day of May 1993.


                                        BROWNSVILLE NAVIGATION DISTRICT
                                        OF CAMERON COUNTY, TEXAS

                                        /s/ Joe Saenz
                                        -------------------------------
                                        JOE SAENZ, Chairman of
                                        the Board of Navigation and
                                        Canal Commissioners of the

                                        Brownsville Navigation District
                                        of Cameron County, Texas


Attest:


By: /s/ John B. Allison
   --------------------
    Secretary


                                        STATIA TERMINALS SOUTHWEST, INC.


                                        By: /s/ James G. Cameron
                                            --------------------


Attest:

By:____________________________
   Secretary

STATE OF TEXAS    )

COUNTY OF CAMERON )

      This instrument was acknowledged before me on the 19th day of May 1993, by JOE SAENZ, in his capacity as Chairman of the Board of Navigation and Canal Commissioners of the Brownsville Navigation District of Cameron County, Texas.

                               /s/ BEATRICE G. ROSENBAUM
                               -------------------------------------------
                               Notary Public in and for the State of Texas
                               My Commission Expires:  ______________________

-----------------------------------------
[Seal]     BEATRICE G. ROSENBAUM
           Notary Public, State of Texas
           My Commission Expires 2-17-97
-----------------------------------------

STATE OF FLORIDA    )

COUNTY OF DADE      )

      This instrument was acknowledged before me on the 17TH day of May, 1993, by James G. Cameron, President of STATIA TERMINALS SOUTHWEST, INC., a

corporation, on behalf of said corporation.

                                   /s/ Virginia H. Hall
                                   ---------------------------------------------
                                   Notary Public in and for the State of Florida My Commission Expires: 11/23/94

                                   EXHIBIT "A"

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                              TRACT I - 21.31 ACRES

March 5, 1993

BEING a 21.31 Acre Tract of land out of and forming a part of Partition Share 32 of the Espiritu Santo Grant, Cameron County, Texas and said 21.31 Acre Tract being more particularly described as follows;

COMMENCING at a concrete monument found at the intersection of Corps of Engineers (U.S.E.D.) Station 85+500 and the North 4+50 Reference Line (South Texas Coordinate System X = 2,366,382.816 and Y = 107,412.416); thence North 02 degrees 24 minutes 01 seconds East a distance of 945.51 feet to a 1/2" iron pin set at the intersection of the North Right-of-Way line of State Highway No.48 with the West Right-of-Way line of an undedicated road for the Southeast corner and PLACE OF BEGINNING of this tract;

THENCE along the North Right-of-Way line of State Highway No.48, South 69 degrees 14 minutes 00 seconds West a distance of 1450.03 feet to a 3/4" inch iron pipe for the Southwest corner of this tract, said Right-of-Way line being approximately 10.00 feet South of an existing chain link fence;

THENCE along a line West of and varying in distance (1.50 feet at the South end, 3.0 feet at the North end) from an existing chain link fence, North 21 degrees 17 minutes 00 seconds West a distance of 600.02 feet to a point for the Northwest corner of this tract;

THENCE along the North 19+20 Reference Line North 69 degrees 14 minutes 00 seconds East, a distance of 1643.95 feet to a point for the Northeast corner of this tract;

THENCE along the West Right-of-Way line of an undedicated road South 03 degrees 19 minutes 30 seconds East a distance of 628.92 feet to a point and the PLACE OF BEGINNING of this tract; said tract containing 21.31 Acres, more or less.

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                             TRACT II - 46.367 ACRES

March 5, 1993

BEING a 46.367 Acre Tract of land out of and forming a part of Partition Share 32 of the Espiritu Santo Grant, Cameron County, Texas and said 46.367 Acre Tract being more particularly described as follows:

COMMENCING at a Concrete Monument found at the intersection of Corps of Engineers (U.S.E.D.) Station 83+500 and the North 4+50 Reference Line (South Texas Coordinate System X = 2,366,382.816 and Y = 107,412.416) thence North 02 degrees 24 minutes 0l seconds East a distance of 945.51 feet to a point on the North Right-of-Way line of State Highway No. 48 and thence North 03 degrees 19 minutes 30 seconds West a distance of 628.92 feet along the West Right-of-Way line of an undedicated 50.0 ft. road for the Southeast corner and PLACE OF BEGINNING of this tract:

THENCE along the North 19+20 Reference Line South 69 degrees 14 minutes 00 seconds West a distance of 1643.95 feet to a point for the Southwest corner;

THENCE North 21 degrees 17 minutes 00 seconds West a distance of 351.71 feet to a point for a corner;

THENCE South 69 degrees 26 minutes 40 seconds West a distance of 279.97 feet to a point for a corner:

THENCE North 70 degrees 48 minutes 56 seconds West a distance of 431.96 feet to a point for a corner;

Thence North 41 degrees 25 minutes 09 seconds West a distance of 690.54 feet to a point for a corner;

THENCE North 00 degrees 28 minutes 40 seconds East a distance of 184.66 feet to a point for the Northwest corner;

THENCE South 89 degrees 43 minutes 15 seconds East a distance of 2762.50 feet to a point on the West Right-of-Way Line of an undedicated 50.0 ft. road for the Northeast corner;

STATIA TERMINALS SOUTHWEST, INC.
PAGE 2

THENCE along the West Right-of-Way of an undedicated 50.0 ft. road, South 03 degrees 19 minutes 30 seconds East a distance of 478.31 feet to a point for a corner and the PLACE OF BEGINNING of this tract; said tract containing 46.367 Acres more or less.

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                               8.817 ACRE TRACT I

March 2, 1993

BEING 8.817 Acre Tract of land, out of Share 32, Espiritu Santo Grant and Share 7, San Martin Grant, Cameron County, Texas, and said 8.817 Acre Tract being more particularly described as follows:

COMMENCING from a concrete monument found at Corps of Engineers (U.S.E.D.) station 81+500 and the North Station 4+50 from the centerline of the Ship Channel Reference Line (South Texas Coordinate System X = 2,368,252.880 and Y = 108,121.542); thence North 6 deg. 22 min. 20 sec. West, a distance of 896.32 feet to a 1/2" iron rod on the North Right-of-Way line of State Highway No. 48 and North 3 deg. 14 min. 55 sec. West, a distance of 512.82 feet to a 1/2" iron rod to the Northwest corner of a certain tract of 3.26 Acres, a total distance of 629.18 feet to a point on the valueline, for the Southwest corner and PLACE OF BEGINNING of this Tract I;

THENCE, North 3 deg. 14 min. 55 sec. West, a distance of 182.49 feet to a 1/2" iron rod on the Southeast corner of a certain 20.67 Acre Tract, a total distance of 736.21 feet to a 1/2" iron rod on the East line of said certain tract of
20.67 Acres, for the Northwest corner of this Tract I;

THENCE, leaving the East line of a certain 20.67 Acre Tract, North 85 deg. 51 min. 45 sec. East, a total distance of 580.43 feet to a 1/2" iron rod on the west of a proposed 60.0 foot Right-of-Way line for the Northeast corner of this Tract I;

THENCE along the West of a proposed 60.0 foot Right-of-Way line, South 05 deg. 57 min. 46 sec. East, a total distance of 554.38 feet to a point on the valueline, for the Southeast corner of this Tract I;

THENCE along the valueline, South 69 deg. 14 min. 00 sec. West, a total distance of 636.11 feet to the PLACE OF BEGINNING, containing 8.817 Acres of land, more or less.

                        STATIA TERMINAL SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                              2.773 ACRES TRACT II

March 3, 1993

BEING 2.773 Acre Tract of land, out of Share 32 Espiritu Santo Grant and Share 7, San Martin Grant, Cameron County, Texas, and said 2.773 Acre Tract being more particularly described as follows:


COMMENCING from a concrete monument found at Corps of Engineers (U.S.E.D.) station 81+500 and the North Station 4+50 from the centerline of the Ship Channel Reference Line (South Texas Coordinate System X = 2,368.252.880 and Y = 108,121,542); thence North 6 deg. 22 min. 20 sec. West, a distance of 896.32 feet to a 1/2" iron rod on the North Right-of-Way line of State Highway No. 48 for the Southwest corner of a certain 3.26 Acres, thence North 3 deg. 14 min. 55 sec. West, a distance of 512.82 feet to a 1/2" iron rod, for the Southwest corner and PLACE OF BEGINNING of this Tract II;

THENCE, North 3 deg. 14 min. 55 sec. West, a total distance of 116.36 feet to a point on the valueline, for the Northwest corner of this Tract II;

THENCE, along said valueline, North 69 deg. 14 min. 00 sec. East, a total distance of 636.11 feet to a point on the West of a proposed Road of 60.0 foot Right-of-Way line, for the Northeast corner of this Tract II;

THENCE, along said West of a proposed Road of 60.0 foot Right-of-Way line, South 05 deg. 57 min; 46 sec. East, a total distance of 275.60 feet to a 1/2" iron rod, for the Southeast corner of this Tract II;

THENCE, South 83 deg. 44 min. 44 sec. West, a distance of 320.52 feet to a point on the Northeast corner of a certain 3.26 Acres, a total distance of 620.52 feet to the PLACE OF BEGINNING, containing 2.773 Acres of land, more or less.

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                               3.26 ACRE TRACT III

March  4, 1993

BEING, 3.26 Acre Tract of land, out of Share 32, Espiritu Santo Grant, Cameron County, Texas, and said 3.26 Acre Tract being more particularly described as follows:

COMMENCING from a concrete monument found at Corps of Engineers (U.S.E.D.) Station 81+500 and the North Station 4+50 from the centerline of the Ship Channel Reference Line (South Texas Coordinate System X = 2,368,252.880 and Y = 108,121.542); thence North 06 deg. 22 min. 20 sec. West, a distance of 896.32 feet to a 1/2" iron rod on the North Right-of-Way line of State Highway No. 48, for the Southwest corner and PLACE OF BEGINNING of this Tract III;

THENCE, North 3 deg. 14 min. 55 sec. West, a total distance of 512.82 feet to a 1/2" iron rod on the south line of a certain 2.773 Acre Tract, for the Northwest corner of this Tract III;

THENCE, along said south line of a certain 2.773 Acre Tract No. II, North 83 deg. 44 min. 44 sec. East, a total distance of 300.00 feet to a point, for the Northeast corner of this Tract III;

THENCE, South 03 deg. 14 min. 55 sec. East, a total distance of 434.08 feet, to a point on the North Right-of-Way line of State Highway No. 48, for the Southeast corner of this Tract III;

THENCE, along said North Right-of-Way line of State Highway No. 48, South 69 deg. 14 min. 00 sec. West, a total distance of 314.13 feet to the PLACE OF BEGINNING, containing 3.26 Acres of land, more or less.

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                                   6.68 ACRES

March 5, 1993

BEING a 6.68 Acre Tract of land out of and forming a part of Partition Share 7, San Martin Grant and Share 32, Espiritu Santo Grant, Cameron County, Texas and said 6.68 Acre Tract being more particularly described as follows:

COMMENCING at a point at the intersection of Corps of Engineers (U.S.E.D.) Station 81+500 and the North 4+50 Reference Line (South Texas Coordinate System X = 2,368,252.880 and Y = 108,121.542), thence North 49 degrees 42 minutes 00 seconds East a distance of 176.87 feet, North 20 degrees 46 minutes 00 seconds West a distance of 660.80 feet along the West Right-of-Way line of Anchor Road and North 69 degrees 14 minutes 00 seconds East a distance of 100 feet along the South Right-of-Way line of State Highway No.48 to a point for the Northwest corner and PLACE OF BEGINNING of this tract;

THENCE continuing along the South Right-of-Way Line of State Highway No. 48 North 69 degrees 14 minutes 00 seconds East at 395.02 feet the common boundary line of Share 7 San Martin Grant and Share 32, Espiritu Santo Grant, a total distance of 874.95 feet to a point for the Northeast corner of this tract;

THENCE along a course approximately 30 feet East of the centerline of railroad spur track No. N29, South 07 degrees 12 minutes 00 seconds East a distance of
100.05 feet, South 06 degrees 09 minutes 00 seconds East a distance of 99.99 feet, South 0l degree 08 minutes 00 seconds East a distance of 100.00 and South 04 degrees 27 minutes 00 seconds West a distance of 70.00 feet to a point on the North 8+18.20 Reference Line and Southeast corner of this tract;

THENCE continuing along the North 8+18.20 Reference Line, South 69 degrees 14 minutes 0O seconds West at 497.06 feet the common boundary line of Share 7 San Martin Grant and Share 32, Espiritu Santo Grant, a total distance of 763.11 feet to a point for the Southwest corner of this tract;

THENCE along the East Right-of-Way line of Anchor Road, North 20 degrees 46 minutes 00 seconds West, a distance of 351.80 feet to a point and PLACE OF BEGINNING of this tract; said tract containing 6.68 Acres, more or less.

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                                   12.56 ACRES

March 8, 1993

BEING a 12.56 Acre Tract of land out of and forming a part of Share 32, Espiritu Santo Grant, Cameron County, Texas and being more particularly described as follows:

COMMENCING at the intersection of Corps of Engineers (U.S.E.D.) Station 83+694.39 and the North 5+40 Reference Line (South Texas Coordinate System X = 2,366,169.144 and Y = 107,427.645) for the Southwest corner and PLACE OF BEGINNING of this tract;

THENCE along the East boundary line of the Statia Terminals Southwest, Inc. 6.36 Acre lease, North 20 degrees 46 minutes 00 seconds West a distance of 630.00 feet to a point on the South Right-Of-Way Line of State Highway No.
48 for the Northwest corner of this tract;

THENCE along the South Right-of-Way Line of S.H. No. 48 North 69 degrees 14 minutes 00 seconds East a distance of 867.98 ro a point, feet for the Northeast corner of this tract;

THENCE South 20 degrees 46 minutes 00 seconds East, a distance of 630.00 feet to a point for the Southeast corner of this tract;

THENCE along the North 5+40 Reference Line being approximately 56.42 feet North of the North Main railroad track, South 69 degrees 14 minutes 00 seconds West a distance of 867.98 feet to a point for the Southwest corner and PLACE OF BEGINNING of this tract; said tract containing 12.56 Acres, more or less.

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                                 6.36 ACRE TRACT

March 15, 1993

BEING 6.36 Acre Tract of land, out of Share 32, Espiritu South Grant, Cameron County, Texas, and said 6.36 Acre Tract being more particularly described as follows:

COMMENCING at a point of intersection of Corps of Engineers (U.S.E.D.) Station 83+694.39 and the North Station 5+40 from the centerline of Ship Channel Reference Line (South Texas Coordinate System X = 2,366,169.144 and Y = 107,427.645), for the Southeast corner and PLACE OF BEGINNING of this tract;

THENCE, along a line to and having a perpendicular of an approximate 50.0 feet off south from the centerline of the N25A Railroad, South 69 deg. 14 min. 00 sec. West, a total distance of 789.65 feet to a point 9n the East line of a certain vacant land, for the Southwest corner of this tract;

THENCE, bounded by the East line of a certain vacant land, North 20 min. 46 min. 00 sec. West, a total distance of 275.82 feet to a point on the south line of the Rio Grande Marine Institute Lease, for a corner of this tract;

THENCE, bounded by the South line of said Rio Grande Marine Institute Lease, North 69 deg. 14 min. 00 sec. East, a total distance of 622.56 feet to a point on the East line of said Rio Grande Marine Institute Lease, for a corner of this tract;

THENCE, bounded by the East line of said Rio Grande Marine Institute Lease, North 20 deg. 46 min. 00 sec. West a total distance of 354.18 feet, to a point on the South 150.0 feet Right-of-Way line of the State Highway No. 48, for the Northwest corner of this tract;

THENCE, along the South 150.0 feet Right-of-Way line of said State Highway No. 48, North 69 deg. 14 min. 0O sec. East, a total distance of 167.09 feet to a point, for the Northeast corner of this tract;

THENCE, bounded by the West line of a certain 12.56 Acres, Statia Terminals, South 20 deg. 46 min. 00 sec. East, a total distance of 630.00 feet to the PLACE OF BEGINNING, containing 6.36 Acres of land, more or less.

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                                   3.65 ACRES


BEING a 3.65 Acre Tract of land out of and forming a part of Share 32, Espiritu Santo Grant, Cameron County, Texas and said 3.65 Acre Tract being more particularly described as follows:

COMMENCING at the point of intersection of Corps of Engineers (U.S.E.D.) Station 84+914.74 and the North 5+08.20 Reference Line (South Texas Coordinate System X = 2,365,039.352 and Y -106,965.219), said point being the Southeast corner and PLACE OF BEGINNING of this tract;

THENCE along the North 5+08.20 Reference Line, said line having an approximate perpendicular distance of 24.62 feet from the centerline of the North Main Railroad track, South 69 degrees 14 minutes 00 seconds West a distance of 615.50 feet to a point for the Southwest corner of this tract;

THENCE North 20 degrees 46 minutes 00 seconds West a distance of 258.50 feet to a point for the Northwest corner of this tract;

THENCE along a line that is approximately 51.60 feet South of the Itapco Lease fence line, North 69 degrees 14 minutes 00 seconds East a distance of 615.50 feet to a point for the Northeast corner of this tract;

THENCE South 20 degrees 46 minutes 00 seconds East a distance of 258.50 feet to a point for the Southeast corner and PLACE OF BEGINNING of this tract; said tract containing 3.65 Acres, more or less.

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                               3.219 ACRE TRACT I

March 25, 1993

BEING 3.219 Acre Tract of land, out of Share 31, Espiritu Santo Grant in Cameron County, Texas and said 3.219 Acre Tract being more particularly described as follows:

COMMENCING from a concrete monument at Corps of Engineers (U.S.E.D.) station 90+272 and the North Station 25+45.80 from the centerline of the Ship Channel Reference Line (South Texas Coordinate System X = 2,359,307.629 and Y = 106,970.998), marking the Southeast corner of Lot 2, Block 314 of the "El Jardin Re-subdivision" as recorded in Volume 4, Page 48 of the Map Records of Cameron County, Texas, thence North 01 deg. 00 min. 00 sec. East, along the East line of said Lot 2 and the West line of said Share 31, a distance of 423.38 feet to a point on the North Right-of-Way line of State Highway No. 48, thence along the North Right-of-Way line of said State Highway No. 48, North 89 deg. 57 min. 00 sec. East, a distance of 674.97 feet to a point, thence along approximately following an existing chain link fence North 00 deg. 03 min. O0 sec. West, a distance of 150.00 feet to a point, thence North 89 deg. 57 min. 00 sec. East, a distance of 146.00 feet to a point for the Southwest corner of this Tract I;

THENCE, along a line 10.00 feet off, of an existing storage tanks, North 00 deg. 03 min. 00 sec. West, a distance of 450.00 feet to a point on the north of an imaginary valueline, for the Northwest corner of this Tract I;

THENCE, along of an imaginary valueline and along a line 20.00 feet off, of an existing storage tank, North 89 deg. 57 min. 00 sec. East, a distance of 140.00 feet, to a point for the Northeast corner of this tract;

THENCE, along a line 10.00 feet off, of an existing storage tank, South 00 deg. 03 min. 00 sec. East, a distance of 230.00 feet to a point for a corner of this Tract I;

THENCE, along a line 10.00 feet off, of an existing storage tank North 89 deg. 57 min. 00 sec. East, a distance of 351.00 feet to a point for a corner of this Tract I;

THENCE, along a line l0.00 feet off, of an existing storage tank, South 00 deg. 03 min. 00 sec. East, a distance of 220.00 feet to a

STATIA SOUTHWEST TERMINALS, INC.
TRACT II
PAGE 2

point for the Southeast corner of this Tract I;

THENCE, along a line 10.00 feet off, of an existing storage tank; South 89 deg. 57 min. 00 sec. West, a total distance of 491.00 feet to the PLACE OF BEGINNING, containing 3.219 Acres Tract of land, more or less.

                        STATIA TERMINALS SOUTHWEST, INC.

                          METES AND BOUNDS DESCRIPTION

                               0.45 ACRE TRACT II

March 26, 1993

BEING a 0.45 Acre Tract of land, out of Share 31, Espiritu Santo Grant in Cameron County, Texas and said 0.45 Acre Tract being more particularly described as follows:

COMMENCING from a concrete monument at Corps of Engineers (U.S.E.D.) Station 90+272 and the North Station 25+45.86 from the centerline of the Ship Channel Reference Line (South Texas Coordinate System X = 2,359,307.629 and Y = 106,970.998), marking the Southeast corner of Lot 2, Block 314 of the "El Jardin Re-subdivision" as recorded in Volume 4, Page 48 of the Map Records of Cameron county, Texas, thence North 01 deg. 00 min. 00 sec. East, along the East line of said Lot 2 and the West line of said Share 31, a distance of 423.38 feet to a point on the North Right-of-Way line of State Highway No. 48, thence along the North Right-of-Way line of said State Highway No. 48, North 89 deg. 57 min. 00 sec. East, a distance of 674.97 feet, thence along approximately following an existing chain link fence, North 00 deg. 03 min. 00 sec. West, a distance of
790.00 feet to a point, thence North 89 deg. 57 min. 00 sec. East, a distance of
146.00 feet to a point, for the Southwest corner of this Tract II;

THENCE, along a line 10.00 feet off, of an existing storage tank, North 00 deg. 03 min. 00 sec. West, a distance of 140.00 feet to a point, for the Northwest corner of this Tract II;

THENCE, along a line 10.00 feet off, of an existing storage tank, North 89 deg. 57 min. 00 sec. East, a distance of 140.00 feet to a point, for the Northeast corner of this Tract II;

THENCE, along a line 10.00 feet off, of an existing storage tank, South 00 deg. 03 min. 00 sec. East, a distance of 140.00 feet to a point, for the Southeast corner of this Tract II;

THENCE, along a line 10.00 feet off, of an existing storage tank, South 89 deg. 57 min. 00 sec. West, a distance of 140.00 feet to the PLACE OF BEGINNING, containing 0.45 Acre Tract of land, more or less.